Contact:   Franklin Resources, Inc.
           Investor Relations: Alan Weinfeld (650) 525-8900
           Corporate Communications: Holly Gibson Brady (650) 312-4701 franklintempleton.com

--------------------------------------------------------------------------------
                                                        FOR IMMEDIATELY RELEASE

           FRANKLIN RESOURCES, INC. ANNOUNCES SECOND QUARTER RESULTS

      SAN MATEO, CA, APRIL 26, 2001 -- Franklin Resources, Inc. (Franklin Templeton Investments) (NYSE: BEN) today reported net income of $131.7 million, or $0.54 per share diluted, on revenues of $577.4 million for the quarter ended March 31, 2001, compared with net income of $149.5 million, or $0.61 ($0.56 excluding specific net realized gains) per share diluted, on revenues of $564.1 million in the preceding quarter and net income of $143.4 million, or $0.58 per share diluted, on revenues of $612.5 million in the comparable quarter a year ago. Operating revenues for this quarter increased 2% from the quarter ended December 31, 2000, primarily due to the increase in sales activity, which caused an increase in underwriting and distribution fee revenue, while investment management fees decreased due to a decline in average assets under management for the period. The company's operating expenses were up this quarter as compared to last quarter principally due to the increase in underwriting and distribution expenses related to the increased sales activity, increased advertising and promotional expenses and increased technology costs related to the company's continuing investment in this segment of the business. Net income for the six months ended March 31, 2001, was $281.1 million, or $1.15 per share diluted, on revenues of $1,141.5 million as compared to net income of $280.9 million, or $1.13 per share diluted, on revenues of $1,178.2 million a year ago. This quarter included pre-tax $8.2 million of non-operating income related to the $32.8 million gain on the sale of the company's headquarters in July 2000. The gain will be recognized through the third fiscal quarter of 2001.
      As of March 31, 2001, assets under management by the company's subsidiaries were $215.7 billion, as compared to $226.9 billion last quarter and $233.4 billion at this time last year. Simple monthly average assets under management during the current quarter were $224.9 billion compared to $226.5 billion in the preceding quarter and $231.0 billion in the same quarter a year ago. Equity assets now comprise 62% of total assets under management as compared to 67% at March 31, 2000. Fixed income assets now comprise 31% of total assets under management, as compared to 27% at the same time last year. For the quarter ended March 31, 2001, sales and reinvested dividends exceeded redemptions ("net inflows") complex-wide by $1.8 billion, and in the quarter ended December 31, 2000 net inflows were $2.6 billion. In the quarter ended March 31, 2000, redemptions exceeded sales and reinvested dividends ("net outflows") by $2.1 billion.
      Franklin Resources, Inc.'s acquisition of Fiduciary Trust Company International was completed on April 10, 2001. The pro-forma combined entity had approximately $260.8 billion in assets under management worldwide as of March 31, 2001, approximately $45.1 billion of which were Fiduciary Trust Company International assets and are not included in this quarter's results. "We are very excited about building a solid future with Fiduciary Trust Company International," said Charles B. Johnson, chief executive officer of Franklin Resources, Inc. "Our investment management styles are complementary in almost every category, and our combined organization is better positioned for market leadership in the fastest-growing segments of the investment management industry such as the institutional and high net worth markets. Together we will focus exclusively on meeting the investment management and service needs of financial advisors, private clients and institutions worldwide."

SECOND QUARTER 2001 HIGHLIGHTS

PERFORMANCE AND PRODUCTS
-- For the 3- and 12-month periods ended March 31, 2001, over 70% of Franklin Templeton U.S. retail equity assets placed in the top quartile for their respective Lipper categories.
-- Over 98% of Templeton Class A assets ranked in the top quartile of their Lipper categories for one-year performance as of March 31, 2001.
-- Ninety-eight percent of Franklin tax-free income Class A assets were rated four- or five-star by Morningstar. More than 85% of such assets ranked in the top half of their Lipper categories for 12-month yield for the period ended March 31, 2001.
-- Three-fourths of Franklin taxable fixed income Class A assets ranked in the top quartile of their Lipper categories for 12-month yield, while over 97% of such assets ranked in the top half of their categories for one-year performance for the period ended March 31, 2001.
-- Barron's "The Best of the Mutual Fund Families" survey ranked Franklin Templeton Investments #8 for 2000 overall performance out of 84 fund families, up from #39 in 1999.
-- More than 80% of Mutual Series assets placed in the top quartile of their respective Lipper categories for the one-year period ended March 31, 2001, and in the top decile for the three-month period ended March 31, 2001.
-- Franklin MicroCap Value Fund secured the #1 spot in Lipper's small-cap value category for the three months ended March 31, 2001, while Franklin Value Fund and Franklin Large Cap Value Fund ranked in the top decile of their respective categories for the same period.
-- Franklin Income Fund and Mutual Discovery Fund ranked #1 in their Lipper categories for the one-year period ended March 31, 2001.
-- Standard & Poor's Micropal named Franklin Templeton India as "India's Best Performing Mutual Fund House" for the year 2000.
-- Templeton Canadian Stock Fund returned 14.6% and Bissett Canadian Equity Fund returned 7.5% for the year ended March 31, 2001, outperforming their benchmark TSE 300 Total Return Index's return of negative 18.6%.
-- The following equity funds ranked in the top 10% of their respective Lipper categories, based on Class A share performance for the one-year period ended March 31, 2001: Templeton Growth Fund, Franklin Growth Fund, Mutual Discovery Fund, Templeton Foreign Fund, Mutual European Fund, Templeton International Fund, Franklin Income Fund, Mutual Financial Services Fund, Franklin Utilities Fund, Franklin U.S. Long-Short Fund, Franklin Convertible Securities Fund, Franklin Dynatech Fund.

GLOBAL BUSINESS DEVELOPMENTS
-- Signed a 10-year technology service agreement with IBM to provide technology services, principally data center management and distributed server operations.
--   Received license to establish representative office in Beijing.
-- Franklin Templeton Investments Japan launched Japan Open Fund and Nihon-kabu Open Fund in the Japanese market.
-- Introduced two new commingled funds for qualified retirement plans to strengthen presence in non-U.S. institutional markets.
-- Franklin Templeton Private Client Group's municipal fixed income portfolio was selected to be offered in the Goldman Sachs Private Money Manager and Merrill Lynch Consults programs.
-- Franklin Templeton Investments Corp. was selected as a winner for the "Canada's Top Employers of Youth Awards" by The Conference Board of Canada.

GLOBAL SERVICE AND DISTRIBUTION ENHANCEMENTS
-- More than 10,000 investment representatives attended workshops in 44 states on growing their retirement plan business.
-- Announced partnership with three major financial services firms to launch an industry-wide Internet portal that will provide access to consolidated views of clients' holdings.
-- Added a self-directed brokerage account feature to the business retirement plan division's qualified plan product line-up.
-- Introduced portfolio manager video commentaries to franklintempleton.com's shareholder and financial professional sites, and added a monthly Web-based newsletter for shareholders.
-- Dalbar rated franklintempleton.com #3 among financial professional Web sites.
-- Launched a new Web site in Japan and enhanced capabilities on sites in the Netherlands, Luxembourg and Germany.

FRANKLIN RESOURCES, INC.
CONSOLIDATED INCOME STATEMENTS
(Dollar amounts in thousands except assets                 THREE MONTHS ENDED                  SIX MONTHS ENDED
under management and per share data)
                                                                 MARCH 31                          MARCH 31
                                                     ---------------------------------------------------------------------
                                                        2001        2000    % CHANGE      2001         2000     % CHANGE
                                                        ----        ----    --------      ----         ----     --------

  OPERATING REVENUES
  Investment management fees                            $340,136   $356,009      (4)%     $685,921     $700,051      (2)%
  Underwriting and distribution fees                     178,165    200,133     (11)%      342,527      364,376      (6)%
  Shareholder servicing fees                              51,962     53,202      (2)%      100,184      104,961      (5)%
  Other                                                    7,150      3,182      125%       12,855        8,805       46%
                                                     ---------------------------------------------------------------------
  TOTAL OPERATING REVENUES                               577,413    612,526      (6)%    1,141,487    1,178,193      (3)%
                                                     ---------------------------------------------------------------------

  OPERATING EXPENSES
  Underwriting and distribution                          162,134    176,876      (8)%      307,818      320,044      (4)%
  Compensation and benefits                              140,074    134,581        4%      281,933      265,430        6%
  Information systems, technology and occupancy           59,002     51,441       15%      116,530      103,072       13%
  Advertising and promotion                               24,433     25,895      (6)%       46,559       48,440      (4)%
  Amortization of deferred sales commissions              17,579     21,600     (19)%       35,815       42,231     (15)%
  Amortization of intangible assets                       10,107      9,283        9%       20,016       18,566        8%
  Other                                                   19,611     20,773      (6)%       39,365       40,698      (3)%
                                                     ---------------------------------------------------------------------
  TOTAL OPERATING EXPENSES                               432,940    440,449      (2)%      848,036      838,481        1%
                                                     ---------------------------------------------------------------------

  OPERATING INCOME                                       144,473    172,077     (16)%      293,451      339,712     (14)%
                                                     ---------------------------------------------------------------------

  OTHER INCOME (EXPENSE)
  Investment and other income                             32,054     19,752       62%       82,010       36,431      125%
  Interest expense                                       (3,259)    (3,180)        2%      (5,529)      (6,544)     (16)%
                                                     ---------------------------------------------------------------------
  OTHER INCOME (EXPENSE), NET                             28,795    16,572        74%       76,481       29,887      156%
                                                     ---------------------------------------------------------------------

  Income before taxes on income                          173,268    188,649      (8)%      369,932      369,599         -
  Taxes on income                                         41,584     45,275      (8)%       88,783       88,703         -
                                                     ---------------------------------------------------------------------

  NET INCOME                                            $131,684   $143,374      (8)%     $281,149     $280,896         -
                                                     =====================================================================

  EARNINGS PER SHARE
       Basic                                               $0.54      $0.58      (7)%        $1.15        $1.13        2%
       Diluted                                             $0.54      $0.58      (7)%        $1.15        $1.13        2%

  DIVIDENDS PER SHARE                                     $0.065      $0.06        8%        $0.13        $0.12        8%

  AVERAGE SHARES OUTSTANDING (in thousands)
       Basic                                             244,256    246,826      (1)%      243,982      248,629      (2)%
       Diluted                                           245,127    246,998      (1)%      244,798      248,792      (2)%

  EBITDA MARGIN /1/                                          35%        35%         -          36%          36%         -
  OPERATING MARGIN /2/                                       25%        28%         -          26%          29%         -

  ASSETS UNDER MANAGEMENT (in millions)
  Beginning of Period                                   $226,909   $235,047      (3)%     $229,923     $218,100        5%
         Sales                                            15,630     15,788      (1)%       28,308       26,775        6%
         Reinvested Dividends                                801        711       13%        6,220        4,892       27%
         Redemptions                                    (14,680)   (18,585)     (21)%     (30,152)     (33,021)      (9)%
         Appreciation/(Depreciation)                    (12,944)        397       N/A     (18,583)       16,612       N/A
  END OF PERIOD                                         $215,716   $233,358      (8)%     $215,716     $233,358      (8)%
  SIMPLE MONTHLY AVERAGE FOR PERIOD                     $224,924   $231,042      (3)%     $225,560     $227,588      (1)%

/1/ EBITDA Margin: Earnings before interest, taxes on income, depreciation and the amortization of intangibles divided by total revenues.
/2/  Operating Margin: Operating income divided by total operating revenues.




FRANKLIN RESOURCES, INC.
CONSOLIDATED INCOME STATEMENTS
(Dollar amounts in thousands except
   per share data)                                                                THREE MONTHS ENDED
                                                      31-MAR-01   31-DEC-00 % CHANGE    30-SEP-00       30-JUN-00     31-MAR-00
                                                      ---------   --------- --------    ---------       ---------     ---------

OPERATING REVENUES
Investment management fees                             $340,136    $345,785      (2)%      $354,265      $344,805      $356,009
Underwriting and distribution fees                      178,165     164,362        8%       179,728       165,181       200,133
Shareholder servicing fees                               51,962      48,222        8%        52,312        54,143        53,202
Other                                                     7,150       5,705       25%         6,745         4,768         3,182
                                                   -----------------------------------------------------------------------------
TOTAL OPERATING REVENUES                                577,413     564,074        2%       593,050       568,897       612,526
                                                   -----------------------------------------------------------------------------

OPERATING EXPENSES
Underwriting and distribution                           162,134     145,684       11%       160,416       142,684       176,876
Compensation and benefits                               140,074     141,859      (1)%       137,155       133,125       134,581
Information systems, technology and occupancy            59,002      57,528        3%        59,890        50,708        51,441
Advertising and promotion                                24,433      22,126       10%        27,477        25,279        25,895
Amortization of deferred sales commissions               17,579      18,236      (4)%        20,416        20,980        21,600
Amortization of intangible assets                        10,107       9,909        2%         9,314         9,283         9,283
Other                                                    19,611      19,754      (1)%        23,483        18,006        20,773
                                                   -----------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                432,940     415,096        4%       438,151       400,065       440,449
                                                   -----------------------------------------------------------------------------

OPERATING INCOME                                        144,473     148,978      (3)%       154,899       168,832       172,077
                                                   -----------------------------------------------------------------------------

OTHER INCOME (EXPENSE)
Investment and other income                              32,054      49,956     (36)%        33,841        19,836        19,752
Interest expense                                        (3,259)     (2,270)       44%       (3,418)       (3,998)        (3,180)
                                                   -----------------------------------------------------------------------------
OTHER INCOME (EXPENSE), NET                              28,795      47,686     (40)%        30,423        15,838        16,572
                                                   -----------------------------------------------------------------------------

Income before taxes on income                           173,268     196,664     (12)%       185,322       184,670       188,649
Taxes on income                                          41,584      47,199     (12)%        44,499        44,300        45,275
                                                   -----------------------------------------------------------------------------

NET INCOME                                             $131,684    $149,465     (12)%      $140,823      $140,370      $143,374
                                                   =============================================================================

EARNINGS PER SHARE
     Basic                                                $0.54       $0.61     (11)%         $0.58        $ 0.58         $0.58
     Diluted                                              $0.54       $0.61     (11)%         $0.58        $ 0.58         $0.58

DIVIDENDS PER SHARE                                      $0.065      $0.065         -         $0.06         $0.06         $0.06

AVERAGE SHARES OUTSTANDING (in
thousands)
     Basic                                              244,256     243,708         -       243,665       243,542       246,826
     Diluted                                            245,127     244,409         -       244,078       243,741       246,998

EBITDA MARGIN /1/                                           35%         38%         -           35%           37%           35%
OPERATING MARGIN /2/                                        25%         26%         -           26%           30%           28%

EMPLOYEES                                                 6,319       6,328         -         6,489         6,454         6,447
BILLABLE SHAREHOLDER ACCOUNTS (in millions)                10.2         9.7        5%           9.2          10.5          10.5

/1/ EBITDA Margin: Earnings before interest taxes on income, depreciation and the amortization of intangibles divided by total revenues.
/2/  Operating Margin: Operating income divided by total operating revenues.





FRANKLIN RESOURCES, INC.
PRELIMINARY SUMMARY BALANCE SHEET
(Dollar amounts in thousands)
                                                            PRELIMINARY
                                                     MARCH 31,     SEPTEMBER 30,
                                                          2001              2000
                                                          ----              ----
ASSETS
Current Assets                                      $1,659,847        $1,656,294
Banking Finance Assets                                 242,282           299,562
Other Assets                                         2,053,653         2,086,587
--------------------------------------------------------------------------------
TOTAL ASSETS                                        $3,955,782        $4,042,443
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities                                   $298,594          $489,559
Banking/Finance Liabilities                            159,160           238,954
Other Liabilities                                      301,326           348,437
--------------------------------------------------------------------------------
Total Liabilities                                      759,080         1,076,950
Total Stockholders' Equity                           3,196,702         2,965,493
--------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY          $3,955,782        $4,042,443
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
ENDING SHARES OF COMMON STOCK OUTSTANDING              244,334           243,730
--------------------------------------------------------------------------------




ASSETS UNDER MANAGEMENT BY INVESTMENT OBJECTIVE
     (in billions)
                                                     31-MAR-01       31-DEC-00      30-SEP-00     30-JUN-00      31-MAR-00
                                                ---------------------------------------------------------------------------
      EQUITY
                        Global/international             $87.6           $96.4          $97.6        $103.6         $106.2
                        Domestic                          45.5            50.0           53.9          49.6           49.3
                                                ---------------------------------------------------------------------------
                        Total Equity                     133.1           146.4          151.5         153.2          155.5
                                                ---------------------------------------------------------------------------

      HYBRID FUNDS                                         9.8            10.1            9.3           8.9            9.0

      FIXED INCOME
                        Tax-free                          45.8            45.0           44.0          43.8           44.6
                        Taxable
                           Domestic                       17.2            16.2           15.6          15.3           15.0
                                                           3.9             3.7            4.2           3.5            3.6
                        Global/international
                                                ---------------------------------------------------------------------------
                        Total Fixed Income                66.9            64.9           63.8          62.6           63.2
                                                ---------------------------------------------------------------------------

      MONEY FUNDS                                          5.9             5.5            5.3           5.2            5.7

                                                ---------------------------------------------------------------------------
TOTAL ENDING ASSETS                                     $215.7          $226.9         $229.9        $229.9         $233.4
                                                ---------------------------------------------------------------------------
                                                ---------------------------------------------------------------------------

                                                ---------------------------------------------------------------------------
SIMPLE MONTHLY AVERAGE ASSETS                           $224.9          $226.5         $231.4        $228.0         $231.0
                                                ===========================================================================



ASSETS UNDER MANAGEMENT & FLOWS
   (in billions)                                                            THREE MONTHS ENDED
                                                     31-MAR-01       31-DEC-00       % CHANGE      31-MAR-00      % CHANGE

BEGINNING ASSETS UNDER MANAGEMENT                       $226.9          $229.9           (1)%        $235.0           (3)%
     U.S. RETAIL ASSETS
         Beginning Assets                               $168.5          $174.1           (3)%        $175.6           (4)%
         -----------------------------------------------------------------------------------------------------------------
         Sales                                            10.5             7.9            33%          11.3           (7)%
         Reinvested Dividends                              0.6             5.0          (88)%           0.6              -
         Redemptions                                    (10.1)          (10.9)           (7)%        (13.7)          (26)%
         Appreciation/(Depreciation)                     (7.9)           (7.6)             4%           2.0            N/A
         -----------------------------------------------------------------------------------------------------------------
         Ending Assets                                   161.6           168.5           (4)%         175.8           (8)%
         -----------------------------------------------------------------------------------------------------------------

     OTHER ASSETS, INCLUDING INTERNATIONAL AND INSTITUTIONAL
         Beginning Assets                                $58.4           $55.8             5%         $59.4           (2)%
         -----------------------------------------------------------------------------------------------------------------
         Sales                                             5.1             4.8             6%           4.5            13%
         Reinvested Dividends                              0.2             0.4          (50)%           0.1           100%
         Redemptions                                     (4.6)           (4.6)              -         (4.8)           (4)%
         Appreciation/(Depreciation)                     (5.0)             2.0            N/A         (1.6)           213%
         -----------------------------------------------------------------------------------------------------------------
         Ending Assets                                    54.1            58.4           (7)%          57.6           (6)%
         -----------------------------------------------------------------------------------------------------------------
ENDING ASSETS UNDER MANAGEMENT                          $215.7          $226.9           (5)%        $233.4           (8)%

TOTAL ASSETS UNDER MANAGEMENT
           BEGINNING ASSETS                             $226.9          $229.9           (1)%        $235.0           (3)%
           ---------------------------------------------------------------------------------------------------------------
           Sales                                          15.6            12.7            23%          15.8           (1)%
           Reinvested Dividends                            0.8             5.4          (85)%           0.7            14%
           Redemptions                                  (14.7)          (15.5)           (5)%        (18.5)          (21)%
           Appreciation/(Depreciation)                  (12.9)           (5.6)           130%           0.4            N/A
           ---------------------------------------------------------------------------------------------------------------
           ENDING ASSETS                                $215.7          $226.9           (5)%        $233.4           (8)%
           ---------------------------------------------------------------------------------------------------------------

Note: A significant number of institutional assets are invested in U.S. Retail funds and are disclosed in that category in the above table. Total institutional assets at March 31, 2001 were over $45 billion.



ASSETS UNDER MANAGEMENT & FLOWS BY INVESTMENT OBJECTIVE
     (in billions)
                                                    THREE MONTHS ENDED
                                           31-MAR-01     31-DEC-00     31-MAR-00

GLOBAL/INTERNATIONAL EQUITY
         Beginning Assets                     $96.4          $97.6        $111.0
         -------------------------------------------------------------------------------------------------------------
         Sales                                  5.1            3.7           6.0
         Reinvested Dividends                   0.2            2.9           0.1
         Redemptions                          (6.4)          (6.7)         (7.9)
         Appreciation/(Depreciation)          (7.7)          (1.1)         (3.0)
         -------------------------------------------------------------------------------------------------------------
         Ending Assets                         87.6           96.4         106.2
         -------------------------------------------------------------------------------------------------------------

DOMESTIC EQUITY
         Beginning Assets                      50.0           53.9          44.3
         -------------------------------------------------------------------------------------------------------------
         Sales                                  3.7            3.4           6.0
         Reinvested Dividends                     -            1.7             -
         Redemptions                          (2.6)          (2.3)         (4.3)
         Appreciation/(Depreciation)          (5.6)          (6.7)           3.3
         -------------------------------------------------------------------------------------------------------------
         Ending Assets                         45.5           50.0          49.3
         -------------------------------------------------------------------------------------------------------------

HYBRID
         Beginning Assets                      10.1            9.3           9.6
         -------------------------------------------------------------------------------------------------------------
         Sales                                  0.4            0.2           0.2
         Reinvested Dividends                     -            0.2           0.1
         Redemptions                          (0.3)          (0.4)         (0.7)
         Appreciation/(Depreciation)          (0.4)            0.8         (0.2)
         -------------------------------------------------------------------------------------------------------------
         Ending Assets                          9.8           10.1           9.0
         -------------------------------------------------------------------------------------------------------------

TAX-FREE INCOME
         Beginning Assets                      45.0           44.0          45.2
         -------------------------------------------------------------------------------------------------------------
         Sales                                  1.3            0.9           0.8
         Reinvested Dividends                   0.3            0.3           0.3
         Redemptions                          (1.0)          (1.2)         (2.2)
         Appreciation/(Depreciation)            0.2            1.0           0.5
         -------------------------------------------------------------------------------------------------------------
         Ending Assets                         45.8           45.0          44.6
         -------------------------------------------------------------------------------------------------------------

TAXABLE FIXED INCOME
         Beginning Assets                      19.9           19.8          19.3
         -------------------------------------------------------------------------------------------------------------
         Sales                                  2.0            1.5           1.2
         Reinvested Dividends                   0.2            0.2           0.1
         Redemptions                          (1.2)          (1.3)         (1.3)
         Appreciation/(Depreciation)            0.2          (0.3)         (0.7)
         -------------------------------------------------------------------------------------------------------------
         Ending Assets                         21.1           19.9          18.6
         -------------------------------------------------------------------------------------------------------------

MONEY  FUNDS
         Beginning Assets                       5.5            5.3           5.6
         -------------------------------------------------------------------------------------------------------------
         Sales                                  3.1            3.0           1.6
         Reinvested Dividends                   0.1            0.1           0.1
         Redemptions                          (3.2)          (3.6)         (2.1)
         Appreciation/(Depreciation)            0.4            0.7           0.5
         -------------------------------------------------------------------------------------------------------------
         Ending Assets                          5.9            5.5           5.7
         -------------------------------------------------------------------------------------------------------------
ENDING ASSETS UNDER MANAGEMENT               $215.7         $226.9        $233.4


FIDUCIARY TRUST COMPANY INTERNATIONAL

ACQUISITION DETAILS
--   Acquisition closed on April 10, 2001.
-- Each share of Fiduciary Trust Company International common stock was exchanged for 2.7744 shares of Franklin Resources, Inc. common stock, resulting in the issuance in the aggregate of approximately 20,187,000 shares of Franklin Resources, Inc. common stock.
-- Valuation of the shares issued in exchange for Fiduciary Trust Company International shares is approximately $775 million.
-- Excess purchase price over fair value of assets acquired (goodwill) estimated at $580 million, will be amortized over 40 years. Intangible assets acquired are estimated at $240 million, and will be amortized over 15 years. Final valuation for accounting purposes is still in progress.
-- Expenses of $33.7 million are estimated for the year ended April 2002 relating to the employee retention pool agreed to in the acquisition.

INTEGRATION UPDATE
-- Anne Tatlock joined Franklin Resources Inc.'s Office of the Chairman and Board of Directors.
-- Introduced Franklin Global Growth Fund and Franklin Global Aggressive Growth Fund in the U.S., Franklin Global Growth Fund in Canada, and Franklin European Growth Fund and Franklin Global Growth Fund in Luxembourg. Fiduciary Trust Company International is advising these funds.
-- Approximately $46 million in synergies, estimated at the time the deal was announced, are expected to be realized by the second anniversary of the transaction's close.



 ASSETS UNDER MANAGEMENT BY INVESTMENT OBJECTIVE
    (in billions)                                31-Mar-01         31-Dec-00
                                             --------------------------------
    EQUITY
               Global/international                   $2.7              $2.9
               Domestic                                3.5               4.2
                                             --------------------------------
               Total Equity                            6.2               7.1
                                             --------------------------------

    HYBRID FUNDS                                      28.9              30.7

    FIXED INCOME
               Tax-free                                0.1               0.1
               Taxable
                  Domestic                             6.8               5.3
                  Global/international                 3.1               3.9
                                            --------------------------------
               Total Fixed Income                     10.0               9.3
                                            --------------------------------

    MONEY FUNDS                                        0.0               0.0
                                            --------------------------------
    TOTAL ENDING ASSETS
                                                     $45.1             $47.1
                                            --------------------------------

*Effective investment management fee rate (investment management, trust, and other commission revenues, divided by simple quarterly average assets under management) for the quarter ended March 31, 2001 is approximately 0.35%.

FIDUCIARY TRUST COMPANY INTERNATIONAL
                                                       THREE MONTHS ENDED
SUMMARY OF OPERATIONS                                         MARCH 31
(in thousands except per share data)                   2001              2000
                                                    -------------------------
Investment management, trust,
    and other commissions                           $40,074           $43,476
Net interest margin                                   3,031             3,047
Foreign exchange income                               1,128             1,470
Securities gains and other                            2,076               782
                                                    -------------------------
     TOTAL OPERATING REVENUES                        46,309            48,775
                                                    -------------------------
     TOTAL OPERATING EXPENSES                        40,799            39,340
                                                    -------------------------
Income before taxes                                   5,510             9,435
Applicable taxes                                      2,243             3,988
                                                    -------------------------
   Net income                                        $3,267            $5,447
                                                    =========================
Per share data based on 7,276,168 shares:
   Net Income                                         $0.45             $0.75






BALANCE SHEET DATA
(Dollar amounts in thousands)                     MARCH 31,           DEC 31,
                                                       2001              2000
                                                  ---------          --------
ASSETS
Cash and Cash Equivalents                          $184,256          $297,000
Investment Securities                               335,156           191,836
Loans and Advances                                  151,053           176,431
Other Assets                                         72,331            78,866
--------------------------------------------------------------------------------
TOTAL ASSETS                                       $742,796          $744,133
--------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits                                           $606,856          $603,492
Other Liabilities                                    33,904            43,790
--------------------------------------------------------------------------------
Total Liabilities                                   640,760           647,282
Total Stockholders' Equity                          102,036            96,851
--------------------------------------------------------------------------------
Total Liabilities and Equity                       $742,796          $744,133
--------------------------------------------------------------------------------

*These results are Fiduciary Trust Company International as a stand-alone prior to any impact of the Franklin Resources acquisition.

CONFERENCE CALL INFORMATION
---------------------------
      As previously announced, members of the investment community and general public are invited to listen to the conference call today, THURSDAY, APRIL 26, 2001 AT 1:30 PM PACIFIC STANDARD TIME. Access to the teleconference will be available via franklintempleton.com 10 minutes before the start of the call or by dialing (800) 230-1059 in the U.S. or (612) 288-0318 internationally.
      A replay of the call will be archived on franklintempleton.com through May 3, 2001. The replay can also be accessed by calling (800) 475-6701 in the U.S. or (320) 365-3844 internationally and using access code #580004, after 5:00 p.m. Pacific Standard Time on April 26 through 11:59 p.m. Pacific Standard Time on May 3.

      Franklin Templeton Investments provides global and domestic investment management, shareholder and distribution services to the Franklin, Templeton and Mutual Series mutual funds, institutional and private accounts in approximately 125 different nations worldwide. Franklin Templeton Investments' headquarters are located at 777 Mariners Island Blvd., San Mateo, CA.

FORWARD-LOOKING STATEMENTS:
      Statements in this presentation regarding Franklin Resources, Inc.'s business and proposed acquisition of Fiduciary Trust Company International which are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties and other important factors that could cause the actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include the following:

--   We face strong competition from numerous and sometimes larger companies.

--   Competing securities dealers and banks could restrict sales of our funds.

-- Changes in the distribution channels on which we depend could reduce our revenues and hinder our growth.

-- New share classes that we have introduced yield lower revenues and have reduced operating margins.

-- If our asset mix shifts to predominantly fixed income products, our revenues could decline.

-- We have become subject to an increased risk of asset volatility from changes in global equity markets.

-- The levels of our assets under management are subject to significant fluctuations.

-- We face risks associated with conducting operations in numerous foreign countries.

-- General economic and securities markets' fluctuations may reduce our sales and market share.

-- Our inability to meet cash needs could have a negative effect on our financial condition and business operations.

--   We face increased competition in hiring and retaining qualified employees.

-- Our emerging market portfolios and related revenues are vulnerable to political and economic risks associated with emerging markets.

-- Diverse and strong competition limits the interest rates we can charge on consumer loans.

-- The acquisition could adversely affect Franklin's combined financial results or the market price of its common stock.

-- Franklin may not be able to achieve the synergies it expects from the acquisition.

-- Uncertainties associated with the acquisition may cause Fiduciary to lose clients.

      Please also refer to the risk factors described in Franklin's recent filings with the U.S. Securities and Exchange Commission, especially, with respect to Franklin, the "Forward-Looking Statements" section of the Management's Discussion and Analysis of Financial Condition and Results of Operations in Franklin's Form 10-K for the fiscal year ended September 30, 2000.

                                     # # #